Exhibit 99.1

Contacts:
For Investors:	For Media:
A. Vincent Siciliano, President & CEO	Lauren DiGeronimo or Bill Trumpfheller
1st Pacific Bancorp, Inc.	Nuffer, Smith, Tucker
858/875-2006	619/296-0605
Email: vsiciliano@1stpacbank.com

1st PACIFIC BANCORP ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE LANDMARK NATIONAL BANK

SAN DIEGO — Feb. 22, 2007 — 1st Pacific Bancorp (OTCBB: FPBN), the parent company of 1st Pacific Bank of California, and Landmark National Bank (OTCBB: LMRK) today announced they have entered into a definitive agreement for the merger of Landmark National into 1st Pacific Bank, in a cash and stock transaction valued at approximately $24.6 million. The merger solidifies 1st Pacific as the largest, publicly traded community business bank headquartered in San Diego.

Under the terms of the merger agreement, which has been unanimously approved by both companies’ boards of directors, Landmark National shareholders will have the option to receive either $12.45 in cash or 0.778125 shares of 1st Pacific common stock for each share of Landmark National common stock, provided that the resulting mix of consideration is such that approximately 65 percent of Landmark National shares receive 1st Pacific common stock. The transaction is subject to regulatory approvals and approval by shareholders of both institutions and is expected to close in the late second quarter or early third quarter of 2007.

“Landmark National is a strong institution with the same target market and customer-driven focus that we emphasize at 1st Pacific,” said Vince Siciliano, president and CEO of 1st Pacific Bancorp. “This acquisition expands and strengthens our presence throughout San Diego and allows us to serve our growing customer base with larger lending limits and increased services while retaining our focus on building personal customer relationships. The product lines of each company are complementary; the combination should provide the resources and synergy to accelerate our growth and enhance our position as San Diego’s leading business bank.”

Based upon financial data for 1st Pacific and Landmark National as of December 31, 2006, the combined company will have approximately $450 million in total assets, $360 million in deposits, $350 million in loans and a market capitalization of approximately $80 million.

“We are pleased to be joining with 1st Pacific Bank, which is emerging as the leading local business bank in San Diego due to its resources, network, experienced team and excellent client service,” said Rick Mandelbaum, chief executive officer and president for Landmark National Bank. “This transaction provides our shareholders with the opportunity to hold shares in the premier community business bank in San Diego County.”

1st Pacific will keep all of Landmark National’s branches open, and will continue to operate Landmark’s office two days a week at the White Sands of La Jolla Retirement Community. The proforma company will operate seven branches.

About 1st Pacific Bancorp

1st Pacific Bancorp is the holding company for 1st Pacific Bank of California, San Diego’s largest publicly owned community business bank. The bank offers a full complement of business products and services to meet the financial needs of professional firms, small to mid-sized businesses, their owners and the people who work there. Offices are located in the Golden Triangle area of La Jolla, in the Tri-Cities area of Oceanside, in Mission Valley, in Inland North County, and at its newest office in El Cajon. The bank opened Nov. 17, 2000 after raising $11.5 million in an initial public offering. For additional information, visit the Company’s web site at www.1stpacificbank.com.

About Landmark National Bank

Landmark National Bank offers traditional full-service banking to individual customers, professionals and small- and medium-sized businesses. In addition to a variety of deposit accounts and cash management services, the Bank offers a mix of loan products that include commercial, professional and industrial lending packages, as well as Small Business Administration loans and consumer, installment, home equity, construction and real estate loans.

Forward-looking Statements

Certain statements in this press release, including statements regarding the anticipated impact of merged operations, growth and customer base, represent the intent, belief or current expectations of 1st Pacific Bancorp and Landmark National Bank and are “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to the possibility that personnel changes will not proceed as planned; the planned merger and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; the integration of Landmark National Bank’s business costs more, takes longer or is less successful than expected; 1st Pacific Bancorp’s ability to obtain the cash required to consummate the transaction, or to achieve expected synergies and operating efficiencies within expected time-frames or at all, or to successfully integrate Landmark National Bank’s operations; regulatory approvals for the proposed merger cannot be obtained on the terms expected or on the anticipated schedule; and those discussed in filings by 1st Pacific Bancorp with the Securities and Exchange Commission, 1st Pacific Bank of California with the Federal Reserve Board and by Landmark National Bank with the Office of the Comptroller of the Currency. 1st Pacific Bancorp, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider 1st Pacific Bancorp’s public filings with the SEC, 1st Pacific Bank of California’s public filings with the Federal Reserve Board, and Landmark National Bank’s public filings with the Office of the Comptroller of the Currency, including but not limited to the appropriate Annual Reports on Form 10-KSB for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q or 10-QSB for the reporting periods of 2006.

The documents filed by 1st Pacific Bancorp with the SEC and by 1st Pacific Bank of California with the Federal Reserve Board may be obtained free of charge at www.1stpacbank.com.  Those on file with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov, and those on file with the Federal Reserve Board may be obtained at Division of Banking Supervision and Regulation, Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551, or at the Federal Reserve Bank of San Francisco at 101 Market Street, San Francisco, California 94105.  These documents may also be obtained free of charge from 1st Pacific Bancorp by requesting them in writing to 1st Pacific Bancorp, 4275 Executive Square, Suite 650, La Jolla, California 92037; Attention: Investor Relations, or by telephone at (858) 875-2000.

The documents filed by Landmark National Bank may be obtained from Securities, Investments, and Fiduciary Practices Division, Office of the Comptroller of the Currency, 250 E Street, SW, Washington, DC 20219.  These documents may also be obtained free of charge from Landmark National Bank by requesting them in writing to Landmark National Bank, 937 Lomas Santa Fe Drive, Solana Beach, California 92075, Attention: Investor Relations, or by telephone at Phone: (858) 509-2700.

This press release may be deemed to be solicitation material in respect of the proposed merger of Landmark National Bank with and into 1st Pacific Bank of California, a wholly owned subsidiary of 1st Pacific Bancorp. 1st Pacific Bancorp intends to file a registration statement including a joint proxy statement/prospectus and other documents regarding the proposed acquisition with the SEC.  Before making any voting or investment decision, investors and security holders of either 1st Pacific Bancorp or Landmark National Bank are urged to carefully read the entire registration statement and proxy statement, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The directors and executive officers of 1st Pacific Bancorp and Landmark National Bank may be deemed to be participants in the solicitation of proxies from their respective shareholders.  Information regarding the participants and their security holdings can be found in the Form S-4 filed by 1st Pacific Bancorp on November 9, 2006, and in the 2005 Annual Report on Form 10-KSB filed by Landmark National Bank with the Office of the Comptroller of the Currency, and in the joint proxy statement/prospectus when it is filed with the SEC.  A definitive proxy statement will be sent to the shareholders of each institution seeking shareholder approvals. Investors and security holders will be able to obtain the registration statement and proxy statement free of charge from 1st Pacific Bancorp or Landmark National Bank by writing to the addresses provided for each institution set forth in the paragraphs above.

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